Exhibit 4.6

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 26, 2008, among Attenex Corporation, a Washington corporation (“Attenex”) and FD Kinesis, LLC, a New Jersey limited liability company (“Kinesis,” and together with Attenex, the “Guaranteeing Subsidiaries”), each of which are subsidiaries of FTI Consulting, Inc. (or its permitted successor), a Maryland corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of October 3, 2006 (as supplemented by the First Supplemental Indenture dated as of December 11, 2006, the Second Supplemental Indenture dated as of December 31, 2007 and Third Supplemental Indenture dated as of May 22, 2008, the “Indenture”), providing for the issuance of 7 3/4% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any other Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are

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part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ATTENEX CORPORATION

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FD KINESIS, LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Vice President

FTI CONSULTING, INC.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Executive Vice President and General Counsel

FTI, LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

FTI TECHNOLOGY LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

COMPASS LEXECON LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

[SIGNATURE PAGES CONTINUE]

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FTI CAMBIO LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

FTI INVESTIGATIONS, LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager, Vice President, Treasurer and Secretary

COMPETITION POLICY ASSOCIATES, INC.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Director and Senior Vice President

FTI INTERNATIONAL LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

FTI GENERAL PARTNER, LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

STRATCOM HISPANIC, INC.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Director and Senior Vice President

FTI CONSULTING LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

[SIGNATURE PAGES CONTINUE]

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FTI HOSTING LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

ASHTON PARTNERS, LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

FTI US LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

FD MWA HOLDINGS, INC.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FD US COMMUNICATIONS, INC.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

DITTUS COMMUNICATIONS INC.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FTI RMCG ACQUISITION LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

[SIGNATURE PAGES CONTINUE]

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FTI SMC ACQUISITION LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Manager and Senior Vice President

RMCG CONSULTING, INC.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

[SIGNATURE PAGES CONTINUE]

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Wilmington Trust Company, as Trustee

By:	/S/ MICHAEL G. OLLER, JR.
Authorized Signatory

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